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                                                                     EXHIBIT 5.1



                        [COOLEY GODWARD LLP LETTERHEAD]



October 21, 1997


PMR Corporation
501 Washington Street, 5th Floor
San Diego, CA 92103

Ladies and Gentlemen:


You have requested our opinion with respect to certain matters in connection with the filing by PMR Corporation (the "Company") of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission covering the offering of up to 2,356,671 shares of the Company's Common Stock, $.01 par value, including 960,094 shares issuable pursuant to outstanding options under the Company's 1997 Equity Incentive Plan (the "1997 Plan"), 1,039,906 additional shares available for issuance under the 1997 Plan and 356,671 shares of the Company's Common Stock, $.01 par value, issuable pursuant to outstanding individual option and warrant awards made to certain employees, officers and directors of the Company outside the 1997 Plan (the "Individual Grants") (together with the shares offered pursuant to the 1997 Plan, the "Shares").

In connection with this opinion, we have examined the Registration Statement, the 1997 Plan, the Individual Grants, your Certificate of Incorporation and By-laws, as amended, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with and, as applicable, the 1997 Plan or the Individual Grants, will be validly issued, fully paid, and nonassessable (except as to shares issued pursuant to certain deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full).



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PMR Corporation
October 21, 1997
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We consent to the filing of this opinion as an exhibit to the Registration
Statement.

Very truly yours,

COOLEY GODWARD LLP



By: /s/ Jeremy D. Glaser
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        Jeremy D. Glaser